Exhibit 99.1
STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Share Data)

	Three months ended September 30,		Nine months ended September 30,
		2007		2007
	2008	(As Restated)	2008	(As Restated)

Revenues	$42,317	$32,988	$128,311	$99,838
Cost of goods sold	33,190	27,073	104,956	85,490

Gross profit	9,127	5,915	23,355	14,348

Selling, general and administrative expenses	3,692	2,042	9,749	6,865
Impairment of long-lived assets	754	—	7,403	—
Interest and debt related expenses	4,188	4,420	13,121	12,812
Interest income	(1,026)	(501)	(3,458)	(1,148)
Other (income) expense	(1,489)	—	(1,489)	839

Income (loss) from continuing operations before income tax	3,008	(46)	(1,971)	(5,020)

Benefit for income taxes	(71)	(17)	(71)	(990)

Income (loss) from continuing operations	$3,079	$(29)	$(1,900)	$(4,030)
Income (loss) from discontinued operations, net of tax of zero for all periods	(1,791)	45	(9,750)	7,245

Net income (loss)	$1,288	$16	$(11,650)	$3,215

Preferred stock dividends	4,920	5,135	13,613	13,161

Net loss attributable to common stockholders	$(3,632)	$(5,119)	$(25,263)	$(9,946)

Loss per share of common stock attributable to common stockholders, basic and diluted:
Loss from continuing operations	$(0.65)	$(1.83)	$(5.48)	$(6.08)
Income (loss) from discontinued operations, net of tax	(0.63)	0.02	(3.45)	2.56

Basic and diluted loss per share	$(1.28)	$(1.81)	$(8.93)	$(3.52)

Weighted average shares outstanding:
Basic and diluted	2,828,460	2,828,460	2,828,460	2,828,460
The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in Thousands, Except Share Data)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$157,282	$100,183
Accounts receivable, net of allowance of $33 and $39, respectively	22,796	29,157
Inventories, net	5,578	5,044
Prepaid expenses	2,608	3,129
Deferred tax asset	—	5,029
Assets of discontinued operations	456	71,754

Total current assets	188,720	214,296

Property, plant and equipment, net	67,600	77,677
Other assets, net	8,603	14,471

Total assets	$264,923	$306,444

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS
Current liabilities:
Accounts payable	$10,348	$13,715
Accrued liabilities	19,651	22,789
Liabilities of discontinued operations	12,694	11,528

Total current liabilities	42,693	48,032

Long-term debt	150,000	150,000
Deferred tax liability	—	5,029
Deferred credits and other liabilities	36,889	26,168
Long-term liabilities of discontinued operations	38,497	51,436
Commitments and contingencies (Note 6)
Redeemable preferred stock	113,479	99,866
Stockholders’ equity:
Common stock, $.01 par value (shares authorized 20,000,000; shares issued and outstanding 2,828,460)	28	28
Additional paid-in capital	127,738	141,174
Accumulated deficit	(244,192)	(232,542)
Accumulated other comprehensive income	(209)	17,253

Total stockholders’ deficiency in assets	(116,635)	(74,087)

Total liabilities and stockholders’ deficiency in assets	$264,923	$306,444

The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in Thousands)

	Nine months ended September 30,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$(11,650)	$3,215
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Blend gas deferred payments	(2,653)	—
Stock compensation expense	177	30
Depreciation and amortization	7,372	8,287
Benefit plans curtailment loss	1,197	—
Impairment of long-lived assets	7,403	—
Interest amortization	1,074	784
Unearned income amortization	(9,399)	(747)
Lower-of-cost-or-market adjustment	—	1,522
Loss on investment	—	839
Gain on disposal of property, plant and equipment	—	(182)
Deferred tax benefit	—	(990)
Other	10	28
Change in assets/liabilities:
Accounts receivable	61,890	(42,577)
Inventories	15,175	11,721
Prepaid expenses	521	(1,114)
Other assets	4,523	1,935
Accounts payable	(2,908)	10,607
Accrued liabilities	(1,972)	(9,586)
Other liabilities	(8,826)	(11,074

Net cash provided by (used in) operating activities	61,934	(27,302)

Cash flows used in investing activities:
Capital expenditures for property, plant and equipment	(4,835)	(5,884)
Net proceeds from the sale of property, plant and equipment	—	182

Net cash used in investing activities	(4,835)	(5,702)

Cash flows from financing activities:
Repayment of tendered Old Secured Notes	—	(100,579)
Proceeds from the issuance of Secured Notes	—	150,000
Debt issuance costs	—	(7,961)

Net cash provided by financing activities	—	41,460

Net increase in cash	57,099	8,456
Cash and cash equivalents — beginning of year	100,183	20,690

Cash and cash equivalents — end of period	$157,282	$29,146

Supplemental disclosures of cash flow information:
Interest paid	$8,128	$5,012
Interest income received	3,458	1,148
Cash paid for income taxes	313	299
The accompanying notes are an integral part of the condensed consolidated financial statements

Summary Historical Consolidated Financial Data
     The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The historical consolidated statement of operations and statement of cash flow data for the three and nine-month periods ended September 30, 2008 and 2007 are derived from, and are qualified in their entirety by, the historical consolidated financial statements included in Sterling’s Form 10-Q for the quarter ended September 30, 2008. Historical results are not necessarily indicative of the results to be expected in the future.
     The following summary and financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sterling’s consolidated financial statements and related notes appearing in our Form 10-Q for the quarter ended September 30, 2008. In the following tables (including the footnotes thereto), dollars are in thousands, except as otherwise indicated.

	Three months ended		Nine months ended
	September 30,		September 30,
		2007		2007
	2008	(As Restated)	2008	(As Restated)
Statement of Operations Data:
Revenues	$42,317	$32,988	$128,311	$99,838
Cost of goods sold	33,190	27,073	104,956	85,490

Gross profit	9,127	5,915	23,355	14,348
Selling, general and administrative expenses	3,692	2,042	9,749	6,865
Impairment of long-lived assets	754	—	7,403	—
Interest and debt related expenses	4,188	4,420	13,121	12,812
Interest income	(1,026)	(501)	(3,458)	(1,148)
Other expense	(1,489)	—	(1,489)	839

Loss from continuing operations before income tax	$3,008	$(46)	$(1,971)	$(5,020)
Benefit for income taxes	(71)	(17)	(71)	(990)

Loss from continuing operations	$3,079	$(29)	$(1,900)	$(4,030)
Income (loss) from discontinued operations, net of tax of zero for all periods	(1,791)	45	(9,750)	7,245

Net income (loss)	$1,288	$16	$(11,650)	$3,215

Other Financial Data:
Adjusted EBITDA(1)	$8,564	$5,726	$20,658	$12,171

(1)	Adjusted EBITDA presented in this table is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
     The following table reconciles our Adjusted EBITDA to net income (loss):

	Reconciliation of Net Income (Loss) to Adjusted EBITDA
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income (loss)	$1,288	$16	$(11,650)	$3,215
Plus:
Interest and debt-related expense, net	3,162	3,919	9,663	11,664
Loss (income) from discontinued operations, net of tax	1,791	(45)	9,750	(7,245)
Depreciation and amortization	(1,365)	2,550	(2,027)	7,540
Depreciation and amortization for discontinued operations	3,005	(697)	7,590	(2,013)
Impairments of long-lived assets	754	—	7,403	—
Provision (benefit) for income taxes	(71)	(17)	(71)	(990)

Adjusted EBITDA	$8,564	$5,726	$20,658	$12,171

	Segment to Adjusted EBITDA
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Segment adjusted EBITDA:
Acetic acid	$7,891	$5,300	$19,921	$19,343
Plasticizers	(744)	(867)	1,365	(293)
Other (1)	1,417	1,293	(628)	(6,879)

Total adjusted EBITDA	$8,564	$5,726	$20,658	$12,171

(1)	Other includes various unallocated corporate charges and credits.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
     In evaluating our business, we use Adjusted EBITDA as supplemental measures of our operating performance. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax provision, (iv) impairments and (v) discontinued operations that we do not consider reflective of our ongoing operations. Because Adjusted EBITDA facilitates comparisons of our historical financial position and operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in evaluating acquisition opportunities. In addition, we regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA.
     We believe that Adjusted EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. We also believe that Adjusted EBITDA is a useful tool for measuring our ability to meet future debt service, capital expenditures and working capital requirements.
     Adjusted EBITDA is used as supplemental financial measurements in the evaluation of our business and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements. Adjusted EBITDA is not defined under generally accepted accounting principles. Accordingly, you should not assume that the Adjusted EBITDA amount shown in this Current Report on Form 8-K is comparable to Adjusted EBITDA amounts disclosed by other companies.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments described below, and that Adjusted EBITDA excludes expenses that we may incur in the future on a recurring basis. Our presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by expenses that are unusual, non-routine or non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash payments for capital expenditures;

•	it does not reflect changes in, or cash requirements for, our working capital requirements;

•	it does not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	it does not reflect tax expenses, and because the payment of taxes is a necessary part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements; and

•	other companies, including other companies in our industry, may calculate this measure differently than Sterling does, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a substitute for our net income as reported under GAAP, or as a measure of discretionary cash available for us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying on our GAAP results in addition to Adjusted EBITDA. For more information, see our consolidated financial statements and the notes to those statements included in our Form 10-Q for the quarter ended September 30, 2008.